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                                                                    EXHIBIT 23.2



                              ARTHUR ANDERSEN LLP


              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

As independent certified public accountants, we hereby consent to the use of our report and to all references to our Firm included in this S-4 Registration Statement of Beckman Instruments, Inc.


                                                             ARTHUR ANDERSEN LLP

Miami, Florida,
  June 29, 1998.